Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements Nos. 333-171518, 333-11831 (amended by 333-113262), 333-05081, 333-53452 and 2-99863 on Form S-8, and Nos. 33-31782 and 333-162560 on Form S-3 of Hancock Holding Company of our report dated March 1, 2011 relating to the consolidated financial statements of Whitney Holding Corporation, which appears in this Current Report on Form 8-K of Hancock Holding Company dated March 21, 2011.

/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana
March 21, 2011